UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2011

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 Munoz Rivera Ave., Popular Center Building , Hato Rey , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On February 18, 2011, Mr. Federic V. Salerno informed the Board of Directors of the Corporation (the “Board”) of his decision not to stand for reelection as a director for a new three year term when his term expires at the upcoming 2011 Annual Stockholders’ Meeting.  Mr. Salerno’s decision was based on his desire to devote greater time to other professional responsibilities and was not related to a disagreement with the Corporation over its operations, policies or practices. The Corporate Governance and Nominating Committee of the Board commenced the process of identifying a new nominee to replace Mr. Salerno. In connection with Mr. Salerno’s decision, the Board also voted to appoint Mr. William J. Teuber as the Corporation’s lead director effective upon the expiration of Mr. Salerno’s term in office.

Designation of Executive Officers For Reporting Purposes

On February 18, 2011, following an assessment of the current responsibilities, functions and reporting lines of the Corporation’s officers, the Board adopted a resolution identifying those officers that it considered to be executive officers for SEC reporting purposes.

As a result of this assessment, the Board identified the following persons as the executive officers of the Corporation for SEC reporting purposes:

Richard L. Carrión	Chairman, President and Chief Executive Officer of the Corporation and Banco Popular de Puerto Rico

Jorge A. Junquera	Senior Executive Vice President and Chief Financial Officer of the Corporation

Carlos J. Vázquez	Executive Vice President of the Corporation and President of Banco Popular North America

Ignacio Alvarez	Executive Vice President and Chief Legal Officer of the Corporation

Juan Guerrero	Executive Vice President, Banco Popular de Puerto Rico

Amílcar Jordán	Executive Vice President of the Corporation

Gilberto Monzón	Executive Vice President, Banco Popular de Puerto Rico

Eduardo J. Negrón	Executive Vice President of the Corporation

Néstor O. Rivera	Executive Vice President, Banco Popular de Puerto Rico

Elí Sepúlveda	Executive Vice President of the Corporation

Ricardo Toro	Executive Vice President, Banco Popular de Puerto Rico

Compensatory Arrangements for Named Executive Officers

On February 18, 2011, the Compensation Committee (the “Committee”) of the Board approved certain executive compensation arrangements with respect to its named executive officers (“NEOs”). The actions taken were consistent with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury in June 2009 (the “TARP Interim Final Rule”). The TARP Interim Final Rule imposes certain restrictions on compensation paid by the Corporation to its “senior executive officers” and certain other employees as a participant in the TARP Capital Purchase Program (“CPP”).

After careful consideration of compensation trends within the marketplace, and based on input from its independent consultant (Pearl Meyer & Partners), the Committee determined that the compensation-related actions for 2011 discussed below are deemed appropriate. The review performed by the Committee’s consultant, which included a comparison of executive compensation with the Corporation’s peer financial institutions, revealed that total direct compensation of the Corporation’s CEO and several NEOs was significantly lower than industry peers. This finding, in conjunction with the Corporation’s elimination of certain perquisites and freeze of benefits in its retirement pension and pre-tax savings plans, had placed these executives in a low competitive position. Although the Corporation’s target compensation levels have already been reduced in line with performance, the Committee approved certain limited changes to its NEO executive compensation program to balance goals to: 1) ensure compliance with the CPP; 2) provide fair compensation considering performance and market practice; 3) retain key executives and motivate them to stay focused on implementing our strategies during this challenging economic environment; and 4) align the interests of executives with shareholder interests.

Restricted Stock Award

In light of the CPP-related restrictions, the Corporation’s incentive program for NEOs is solely in the form of restricted stock, thereby aligning executive performance with the Corporation’s long-term profitability and the optimal use of shareholder capital. Consistent with the requirements of the CPP, the shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date and will be transferable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under TARP, or on its totality upon completion of repayment of the TARP funds. However, in addition to the above CPP requirements, in order to be transferable the Corporation must also have achieved profitability for at least one fiscal year. The Committee added profitability as a condition for transferability in order to enhance the alignment of the Corporation’s executive compensation with shareholder interests.

The awards indicated below were determined by the Committee upon consideration of the contributions of the members of the senior executive team to the execution of critical 2010 improvements in the Corporation’s liquidity, capitalization and asset base which have positioned it solidly for future growth. The Committee also considered the achievement of individual goals within each executive’s area of responsibility related to product or technology infrastructure development, improvements in credit quality, achievement of business reorganization, and managerial and operational process improvements. The number of shares of restricted stock awarded to each NEO was determined by the Committee as 50% of 2010 earned base pay (i.e., less than the maximum permissible amount of one-third of annual compensation under the TARP Interim Final Rule), utilizing the closing price of the Corporation’s stock on the grant date of February 18, 2011. The awards are subject to a clawback provision if they are found to have been based on any materially inaccurate performance metric criteria.

Base Salary Adjustments

In order to partially address the difference between certain NEOs’ current total compensation and the desired level of competitiveness with regard to market pay levels for similar roles, the Committee approved an increase in cash base salary for Messrs. Junquera, Vázquez, Alvarez and Jordán ranging between 2% and 6% of current base salary. With regard to Mr. Carrión, after careful consideration of market pay information and his role and level of responsibilities, including the role assumed in May 2010 as President of the Corporation, the Committee approved an increase in cash base salary from $855,835 to $1,400,000. Prior to this change, Mr. Carrión’s base salary was at the same level as his 2005 base salary. Upon consideration of the market information provided by the Committee’s compensation consultant, the Committee noted that his level of total direct compensation was significantly below market for similar roles combining Chairman, President and CEO responsible for oversight of the strategic and operational aspects of the Corporation. With this adjustment, Mr. Carrión’s total direct compensation will be positioned at the 30th percentile of the Corporation’s peer group of financial institutions.

Set forth in the table below are the compensation amounts by category for the Corporation’s NEOs resulting from the above decisions, with base pay adjustments effective beginning with the March 4, 2011 payroll date:

		Number of Shares of
		Restricted Stock
NEO	Adjusted Base Salary	Awarded
Richard L. Carrión

Chairman, President and Chief Executive Officer	$1,400,000	124,371

Jorge A. Junquera

Senior Executive Vice President and Chief Financial Officer	625,000	85,960

Carlos J. Vázquez

Executive Vice President	612,000	76,843

Ignacio Alvarez *

Executive Vice President and Chief Legal Officer	573,000	42,370

Amílcar Jordán *

Executive Vice President	425,000	60,755

* Although neither Mr. Alvarez nor Mr. Jordán were included as NEOs in the Corporation’s 2010 Proxy Statement, they will be included as NEOs in the 2011 Proxy Statement.

Eligibility to Participate in the Popular, Inc. Puerto Rico Non-Qualified Deferred Compensation Plan

The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan (the “Plan”) was established in 2008 and allows certain employees of Popular and its affiliates to defer receipt of a portion of their compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment Plan. The Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA. The Plan is not intended to be a tax qualified retirement plan under Section 1081.01 of the Internal Revenue Code for a New Puerto Rico nor its predecessor Section 1165 of the Puerto Rico Internal Revenue Code of 1994, as amended.

On February 18, 2011, the Board approved an amendment to the Plan which removed any restrictions on participation in such Plan, thereby enabling all of the Corporation’s NEOs to participate in the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

February 25, 2011	By:	/s/ Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Corporate Comptroller